                                 Exhibit 7.(f)
                                 -------------

                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            THE TODD-AO CORPORATION
                           (TO EFFECTUATE THE MERGER)

     THE TODD-AO CORPORATION, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     (1) The name of the Corporation is The Todd-AO Corporation. The original Certificate of Incorporation of the Corporation was filed on November 28, 1952. The name under which the Corporation was originally incorporated is MAOT Corporation.

     (2) This Restated Certificate of Incorporation amends and restates in its entirety the Certificate of Incorporation of the Corporation. Pursuant to
Section 242(b) of the Delaware General Corporation Law (the "DGCL"), the Board of Directors of the Corporation has duly adopted by unanimous written consent in accordance with Section 141(f) of the DGCL , and a majority of the outstanding stock entitled to vote thereon and a majority of each class of the outstanding stock entitled to vote as a class has approved at a special meeting, held in accordance with Section 222 of the DGCL, this Restated Certificate of Incorporation. This Restated Certificate of Incorporation of the Corporation was duly adopted in accordance with Section 245 of the DGCL.

     (3) Pursuant to Sections 242 and 245 of the DGCL, the text of the Certificate of Incorporation is hereby restated to read in its entirety as follows:

                                  "ARTICLE I.
                                     NAME"

     The name of the corporation is The Todd-AO Corporation (the "Corporation").

                                  ARTICLE II.
                               REGISTERED OFFICE

     The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle, 19805. The name of its registered agent at such address is Corporation Service Company.

                                  ARTICLE III.
                                    PURPOSE

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

                                  ARTICLE IV.
                                AUTHORIZED STOCK

     The total number of shares of capital stock that the Corporation shall have authority to issue is 150,000,000 shares, of which 145,000,000 shares shall be common stock ("Common Stock") and 5,000,000 shares shall be preferred stock ("Preferred Stock"). Said shares of Common Stock shall be divided into the following classes: (a) 110,000,000 shares shall be designated as Class A Common Stock with a par value of $.01 per share ("Class A Common Stock"); and (b) 35,000,000 shares shall be designated as Class B Common Stock with a par value of $.01 per share ("Class B Common Stock"). Said shares of Preferred Stock shall be all of one class with a par value of $.01 per share, and shall be issued in one or more series as set forth in Section B below.

                                   SECTION A
                                   ---------
                 CLASS A COMMON STOCK AND CLASS B COMMON STOCK

          Each share of the Class A Common Stock and each share of the Class B Common Stock of the Corporation shall, except as otherwise provided in this
Article IV, Section A, be identical in all respects and shall have equal rights and privileges.

          1.   Voting Rights.
               -------------

          Holders of Class A Common Stock shall be entitled to ONE vote for each share of such stock held, and holders of Class B Common Stock shall be entitled to TEN votes for each share of such stock held, on all matters presented to such stockholders, whether at any special or annual meeting of stockholders, by written consent in lieu of meeting, or otherwise. Except as may otherwise be required by the laws of the State of Delaware and, with respect to any series of Preferred Stock, except as may be provided in any resolution or resolutions providing for the establishment of such series pursuant to authority vested in the Board of Directors by Article IV, Section B, of this Certificate, the holders of outstanding shares of Class A Common Stock, the holders of outstanding shares of Class B Common Stock and the holders of outstanding shares of each series of Preferred Stock shall vote together as one class with respect to the election of directors and with respect to all other matters to be voted on by stockholders of the Corporation (including, without limitation, any proposed amendment to this Certificate that would increase the number of authorized shares of any class of Common Stock or any series of Preferred Stock or decrease the number of authorized shares of any such class or series of stock (but not below the number of shares thereof then outstanding)), and no separate vote or consent of the holders of shares of Class A Common Stock, Class B Common Stock or any series of Preferred Stock shall be required for the approval of any such matter.

          2.   Conversion Rights.
               -----------------

          Each share of Class B Common Stock shall be convertible, at the option of the holder thereof, into one share of Class A Common Stock. Any such conversion may be effected by any holder of Class B Common Stock by surrendering such holder's certificate or certificates for the Class B Common Stock to be converted, duly endorsed, at the office of the Corporation or any transfer agent for the Class B Common Stock, together with a written notice to the Corporation at such office that such holder elects to convert all or a specified number of shares of Class B Common Stock represented by such certificate and stating the name or names in which such holder desires the certificate or certificates for Class A Common Stock to be issued. If so required by the Corporation, any certificate for shares surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder of such shares or the duly authorized representative of such holder. Promptly thereafter, the Corporation shall issue and deliver to such holder or such holder's nominee or nominees, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled as herein provided. Such conversion shall be deemed to have been made at the close of business on the date of receipt by the Corporation or any such transfer agent of the certificate or certificates, notice and, if required, instruments of transfer referred to above, and the person or persons entitled to receive the Class A Common Stock issuable on such conversion shall be treated for all purposes as the record holder or holders of such Class A Common Stock on that date. A number of shares of Class A Common Stock equal to the number of shares of Class B Common Stock outstanding from time to time shall be set aside and reserved for issuance upon conversion of shares of Class B Common Stock. Shares of Class B Common Stock that have been converted hereunder shall become treasury shares that may be issued or retired by resolution of the Board of Directors. Shares of Class A Common Stock shall not be convertible into shares of Class B Common Stock.

          3.   Dividends.
               ---------

          Subject to subsection 4 of this Section A, whenever a dividend is paid to the holders of shares of any class of Common Stock, the Corporation also shall pay an equal per share dividend to the holders of the other class of Common Stock of the Corporation. Dividends shall be payable only as and when declared by the Board of Directors out of funds legally available therefor.

          4.   Share Distributions.
               -------------------

          If at any time a distribution paid in Class A Common Stock, Class B Common Stock or any other securities of the Corporation or any other entity (hereinafter sometimes called a "share distribution") is to be made with respect to the Class A Common Stock or Class B Common Stock, such share distribution may be declared and paid only as follows:

               1.        a share distribution consisting of shares of Class A
                    Common Stock (or securities convertible into or exercisable or exchangeable for shares of Class A Common Stock) to holders of Class A Common Stock and Class B Common Stock, on an equal per share basis; or consisting of shares of Class B Common Stock (or securities convertible into or exercisable or exchangeable for shares of Class B Common Stock) to holders of Class A Common Stock and Class B Common Stock, on an equal per share basis; or consisting of shares of Class A Common Stock (or securities convertible into or exercisable or exchangeable for shares of Class A Common Stock) to holders of Class A Common Stock and, on an equal per share basis, shares of Class B Common Stock (or like securities convertible into or exercisable or exchangeable for shares of Class B Common Stock) to holders of Class B Common Stock; and

               2.        a share distribution consisting of any class or series
                    of securities of the Corporation or any other entity other than Class A Common Stock or Class B Common Stock (or securities convertible into or exercisable or exchangeable for shares of Class A Common Stock or Class B Common Stock), either on the basis of a distribution of identical securities, on an equal per share basis, to holders of Class A Common Stock and Class B Common Stock or on the basis of a distribution of one class or series of securities to holders of Class A Common Stock and another class or series of securities to holders of Class B Common Stock, provided that the securities so distributed (and, if applicable, the securities into which the distributed securities are convertible, or for which they are exercisable or exchangeable) do not differ in any respect other than their relative voting rights and related differences in designation, conversion and share distribution provisions, with holders of shares of Class B Common Stock receiving the class or series having the higher relative voting rights (without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights between the Class A Common Stock and the Class B Common Stock) and related differences in designation, conversion and share distribution provisions, provided that if the securities so distributed constitute capital stock of a Subsidiary (as defined below) of the Corporation, such voting rights (and related designation, conversion and share distribution provisions) shall not differ to a greater extent than the corresponding differences in voting rights between the Class A Common Stock and the Class B Common Stock, and provided in each case that such distribution is otherwise made on an equal per share basis. As used herein, the term "Subsidiary" means, when used with respect to any entity, (i) a corporation in which such entity and/or one or more Subsidiaries of such entity, directly or indirectly, owns capital stock having a majority of the voting power of such corporation's capital stock to elect directors under ordinary circumstances, and (ii) any other entity (other than a corporation) in which such entity and/or one or more Subsidiaries of such entity, directly or indirectly, has (x) a majority ownership interest or (y) the power to elect or direct the election of a majority of the members of the governing body of such first-named entity.

          The Corporation shall not reclassify, subdivide or combine the Class A Common Stock without reclassifying, subdividing or combining the Class B Common Stock, on an equal per share basis, and the Corporation shall not reclassify, subdivide or combine the Class B Common Stock without reclassifying, subdividing or combining the Class A Common Stock, on an equal per share basis.

          5.   Liquidation and Mergers.
               -----------------------

          Subject to the prior payment in full of the preferential amounts to which any Preferred Stock is entitled, the holders of Class A Common Stock and the holders of Class B Common Stock shall share equally, on an equal per share basis, in any distribution of the Corporation's assets upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation. Neither the consolidation or merger of the Corporation with or into any other corporation or corporations nor the sale, transfer or lease of all or substantially all of the assets of the Corporation shall in itself be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section A.5.

                                   SECTION B
                                   ---------
                                PREFERRED STOCK

     The Preferred Stock may be issued, from time to time, in one or more series, with such powers, designations, preferences and relative, participating, optional or other rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in a resolution or resolutions providing for the issue of each such series adopted by the Board of Directors. The Board of Directors, in such resolution or resolutions (a copy of which shall be filed and recorded as required by law), is also expressly authorized to fix with respect to each series:

               1.        the distinctive serial designations and the division of
                    such shares into series and the number of shares of a particular series, which may be increased or decreased, but not below the number of shares thereof then outstanding, by a certificate made, signed, filed and recorded as required by law;

               2.        the dividend rate or amounts, if any, for the
                    particular series, the date or dates from which dividends on all shares of such series shall be cumulative, if dividends on stock of the particular series shall be cumulative and the relative rights of priority, if any, or participation, if any, with respect to payment of dividends on shares of that series;

               3.        the rights of the shares of each series in the event of
                    voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of each series;

               4.        the right, if any, of the holders of a particular
                    series to convert or exchange such stock into or for other classes or series of a class of stock or indebtedness of the Corporation or of another entity, and the terms and conditions of such conversion or exchange, including provision for the adjustment of the conversion or exchange rate in such events as the Board of Directors may determine;

               5.        the voting rights, if any, of the holders of a
                    particular series; and

               6.        the terms and conditions, if any, for the Corporation
                    to purchase or redeem shares of a particular series.

     All shares of any one series of Preferred Stock shall be alike in every particular. Except to the extent otherwise provided in the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of shares of such series shall have no voting rights, except as may be required by the laws of the State of Delaware.

                                   ARTICLE V.
                                   DIRECTORS

                                   SECTION A
                                   ---------
                              NUMBER OF DIRECTORS

     The governing body of the Corporation shall be the Board of Directors. The number of directors shall not be less than three (3) and the exact number of directors shall be fixed by the Board of Directors by resolution. Election of directors need not be by written ballot.

                                   SECTION B
                                   ---------
                          CLASSIFICATION OF THE BOARD

     Except as otherwise fixed by or pursuant to the provisions of Article IV hereof relating to the rights of the holders of any series of Preferred Stock to separately elect additional directors, which additional directors are not required to be classified pursuant to the terms of such series of Preferred Stock, the Board of Directors of the Corporation shall be divided into three classes of directors: Class I, Class II and Class III. Each class of directors shall consist, as nearly as possible, of a number of directors equal to one-third (33_%) of the then authorized number of members of the Board of Directors. The initial term of office of the Class I directors shall expire at the annual meeting of stockholders in 2000; the initial term of office of the Class II directors shall expire at the annual meeting of stockholders in 2001; and the initial term of office of the Class III directors shall expire at the annual meeting of stockholders in 2002. At each annual meeting of stockholders of the Corporation the successors of that class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The directors of each class will hold office until their respective death, resignation or removal and until their respective successors are elected and qualified.

                                   SECTION C
                                   ---------
                              REMOVAL OF DIRECTORS

     Subject to the rights of the holders of any series of Preferred Stock, directors may be removed from office only for cause (as defined below) upon the affirmative vote of the holders of at least 66_% of the total voting power of the then outstanding shares of Class A Common Stock, Class B Common Stock and any series of Preferred Stock entitled to vote at an election of directors, voting together as a single class. Except as may otherwise be provided by law, "cause" for removal, for purposes of this Section C, shall exist only if: (i) the director whose removal is proposed has been convicted of a felony, or has been granted immunity to testify in an action where another has been convicted of a felony, by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; (ii) such director has become mentally incompetent, whether or not so adjudicated, which mental incompetence directly affects his ability as a director of the Corporation, as determined by at least 66_% of the members of the Board of Directors then in office (other than such director); or (iii) such director's actions or failure to act have been determined by at least 66_% of the members of the Board of Directors then in office (other than such director) to be in derogation of the director's duties.

                                   SECTION D
                                   ---------
                   NEWLY CREATED DIRECTORSHIPS AND VACANCIES

     Subject to the rights of holders of any series of Preferred Stock, vacancies on the Board of Directors resulting from death, resignation, removal, disqualification or other cause, and newly created directorships resulting from any increase in the number of directors on the Board of Directors, shall be filled by the affirmative vote of a majority of the remaining directors then in office (even though less than a quorum) or by the sole remaining director. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred or to which the new directorship is apportioned, and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director, except as may be provided in the resolution or resolutions providing for the issue of any series of Preferred Stock with respect to any additional director elected by the holders of the applicable series of Preferred Stock.

                                   SECTION E
                                   ---------
                  LIMITATION ON LIABILITY AND INDEMNIFICATION

          6.   Limitation On Liability.
               -----------------------

     To the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this section E.1 shall be prospective only and shall not adversely affect any limitation, right or protection of a director of the Corporation existing at the time of such repeal or modification.

          7.   Indemnification.
               ---------------

            1.           Right to Indemnification.  The Corporation shall
                         ------------------------
               indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Section E. The Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

               2.        Advance Payment of Expenses.  The Corporation shall
                         ---------------------------
                    pay the,expenses (including attorneys' fees) incurred by a director or officer in defending any proceeding, as incurred, in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this section
                    E.2 or otherwise.

               3.        Claims.  If a claim for indemnification or payment of
                         ------
                    expenses under this section E.2 is not paid in full within 60 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

               4.        Non-Exclusivity of Rights.  The rights conferred on any
                         -------------------------
                    person by this section E.2 shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Certificate, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

               5.        Other Indemnification.  The Corporation's obligation,
                         ---------------------
                    if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity.

            1.      Amendment or Repeal.
                    -------------------

     Any repeal or modification of the foregoing provisions of this Section E shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

                                   SECTION F
                                   ---------
                              AMENDMENT OF BYLAWS

     The Board of Directors of the Corporation is hereby expressly authorized and empowered to adopt, alter, amend or repeal any provision of the bylaws of the Corporation.

                                  ARTICLE VI.
                                      TERM

     The term of existence of this Corporation shall be perpetual.

                                  ARTICLE VII
                              STOCK NOT ASSESSABLE

     The capital stock of this Corporation shall not be assessable if fully paid. It shall be issued as fully paid, and the private property of the stockholders shall not be liable for the debts, obligations or liabilities of this Corporation.

                                  ARTICLE VII
                            MEETINGS OF STOCKHOLDERS

                                   SECTION A
                                   ---------
                          ANNUAL AND SPECIAL MEETINGS

     Except as otherwise prescribed by law or by another provision of this Certificate, special meetings of the stockholders of the Corporation, for any purpose or purposes, shall be called by the Secretary of the Corporation (i) upon the written request of the holders of not less than 66_% of the total voting power of the outstanding Voting Securities (as defined below) or (ii) at the request of at least 75% of the members of the Board of Directors then in office. The term "Voting Securities" shall include the Class A Common Stock, the Class B Common Stock and any series of Preferred Stock entitled to vote with the holders of Common Stock generally upon all matters that may be submitted to a vote of stockholders at any annual meeting or special meeting thereof.

                                   SECTION B
                                   ---------
                      STOCKHOLDER ACTION WITHOUT A MEETING

     Except as otherwise prescribed by law or by another provision of this Certificate, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of outstanding stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock of the Corporation entitled to vote thereon were present and voted. Notice shall be given in accordance with the applicable provisions of the DGCL of the taking of corporate action without a meeting by less than unanimous written consent to those stockholders on the record date whose shares were not represented on the written consent."

                               .       .       .

     (4) This Restated Certificate of Incorporation has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

     (5) This Amended and Restated Certificate of Incorporation shall become effective at __:00_.m., Eastern Time, on ____________, ____.

          IN WITNESS WHEREOF, THE TODD-AO CORPORATION has caused this certificate to be signed by Salah M. Hassanein, its President, and attested by _______________, its Secretary, this ____ day of _______________, ______.


                                            ________________________________
                                            Salah M. Hassanein
                                            President


ATTEST:

By:  ___________________________________
     [_______________]
     Secretary